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                         INTERNET COOPERATION AGREEMENT


         THIS INTERNET COOPERATION AGREEMENT (the "Agreement") is entered into this 30th day of September 1999 by and between COMPLETEHOME.COM, INC. ("Company"), a Delaware corporation with an office located at 200 Vallejo Street, San Francisco, California 94111 and GETKO GROUP, INC. ("Getko"), a Delaware corporation with an office located at 115 South Service Street, Westbury, New York 11590.

                              W I T N E S S E T H:

         WHEREAS, Getko, through its Welcome Wagon division, provides local merchants ("Merchants") with a direct mail directory through which Merchants advertise their products and services and provide discount gift certificates to homeowners (the "Offline Product") and, through its Getko Direct Response division, provides list management services; and

         WHEREAS, Company is a provider of, among other things, a residential real estate services portal (the "Internet Portal") which provides information and resources for consumers before, during and after a relocation through internet Web Sites maintained by Company and its Affiliates; and

         WHEREAS, Company and Getko wish to engage in a cooperative marketing effort with each other in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" shall mean an entity controlled by, controlling or under common control with Company and/or Getko, as applicable.

         (b) "Coupon" shall mean a document containing the Merchant Offering that may be downloaded by a Visitor from the Online Area. Unless otherwise agreed to by the parties, Coupons will provide identical discounts as the Merchant Offering contained in the Offline Product. The appearance of the Coupon shall be identical in form and substance to the discount gift certificates distributed through the Offline Product.

         (c) "Link" shall mean the electronic functionality located on a Web Site that may take the form of a colored item of text (such as a URL description), logo or image, and which allows a Visitor to automatically move to or between World Wide Web ("WWW") pages, WWW sites or within a WWW document.



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         (d) "Merchant Offering" shall mean the discounts off the retail price of a Merchant's product(s) and/or service(s) that are provided through the Offline Product and/or the Online Product (defined below).

         (e) Online Area" shall mean the specific areas within the Internet Portal which shall be developed, managed and marketed by Company pursuant to this Agreement on which the Merchant Offerings and promotional information shall be displayed and from which Coupons for the Merchant Offerings can be downloaded. The Online Area shall permit a Visitor to access Merchants based on postal zip codes or specific geographic locations and to download Coupons.

         (f) "Registration Information" shall mean information provided by a Visitor who wishes to obtain Coupon(s), including, without limitation the Visitor's full name and e-mail address and such other information as may be reasonably requested by Company.

         (g) "Visitor" shall mean any potential customer who has interactively arrived at a web page by entering the URL or hyperlinking.

         (h) "Web Site" shall mean a party's multi-media, interactive computer program designed to run on the WWW section of the Internet (including all the information displayed thereby and thereon).

         Section 2. Term. The term of this Agreement (the "Term") shall commence on September 30, 1999 and shall terminate on December 31, 2039, unless earlier terminated in accordance with the terms herein set forth.

         Section 3. Company Obligations. (a) During the Term, Company shall develop and maintain the Online Area, at Company's sole cost, for the purpose of promoting the Merchant Offerings, for Merchants with whom Getko maintains an agreement for such advertising, and which will permit Visitors to obtain Coupons to be redeemed by the Visitor at a Merchant's place of business, unless otherwise specified on the Coupon. Company shall provide Visitors access to the Online Area through Links from Web Sites operated by Company and its Affiliates through the Internet Portal, as designated by Company in its sole discretion. In the event Company is no longer controlled by, controlling or under common control with Cendant Corporation, Company shall be required to obtain the prior written approval of Getko prior to providing access to the Online Area through Links from Web Sites operated by any party, including Affiliates of Company, other than Company, such approval not to be unreasonably withheld. After the first six (6) months of this Agreement, the parties may mutually agree to provide access to the Online Area through Links from unaffiliated third parties' Web Sites. In no event shall access to the Online Area from a third party Web Site be permitted unless such third party Web Sites are being generated from Company servers. Company shall provide Internet traffic access to the Online Area at no cost to the Visitors. Display of the information, data and content, including without limitation, any presentation or placement criteria, shall be subject to the mutual agreement of the parties, with such parties acting reasonably and in good faith. Company shall provide Getko with unrestricted access to view the Online Area at no cost.

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         (b) Company shall develop and implement, at its sole cost, a registration system that will require each Visitor to the Online Area who wishes to download a Coupon to register through Company's server by providing Registration Information. This registration system shall also be utilized to prohibit a Visitor from downloading more than one (1) Coupon per Merchant through the use of a tracking mechanism that will not permit more than one (1) download from the same Visitor accessed computer. Each Coupon shall include the Visitor's name, a tracking number and the terms and conditions for use of the Coupon. Company makes no guarantee that a Visitor will not replicate or obtain more than one (1) Coupon for a particular Merchant and Company shall not be responsible for any multiple use of a Coupon by a Visitor.

         (c) Company, in cooperation with Getko, shall use commercially reasonable efforts to promote the Online Area to potential Visitors. Any and all marketing activities performed by Company to promote the Online Area shall be at Company's cost and expense. Subject to Section 12 below, Company shall place the trademarks, logos or other identifying marks of Getko (the "Getko Marks"), as may be approved by Getko, on the Online Area section(s) of the Internet Portal designated for advertising the Online Area and the Coupons. Placement and identification of the Getko Marks shall be at least as prominent as the placement and identification of any other similar company in the Web Site pages of the Internet Portal or other locations on the Internet Portal where such companies are collectively displayed. In no event shall Company (i) state or imply a preference for a particular company over Getko, or (ii) place any other merchant offerings and/or coupons or similar type of program or product on the Online Area utilized to display Getko's Merchant Offerings and/or Coupons. Notwithstanding the foregoing, Company shall be permitted to display banner advertisements on the Online Area, provided, however that in the event there are banner advertisements for non-Getko local merchants and retailers displayed on the Online Area, Company must display a notification to Visitors that such merchants are not Getko Welcome Wagon Merchants.

         (d) Company will implement and maintain during the Term a system to track and record Internet traffic to the Online Area on a "per postal zipcode" and "per Merchant" basis. For each calendar month during the Term, Company shall furnish a detailed report to Getko, via electronic means, in a format and containing such information as may be mutually agreed to by the parties, including, but not limited to the total number of Visitors who accessed the Online Area, the total number of Visitors who viewed a particular Merchant, the total number of Coupons downloaded and a breakdown of the total number of each Merchant Coupon downloaded.

         (e) On or about the date of execution of this Agreement, Company shall appoint a designated project representative who will serve as the primary point of contact with Getko for the purpose of carrying out the day-to-day activities under this Agreement. The project representative shall be qualified and shall have the appropriate authority to approve requests made by Getko in performing Company's obligations under this Agreement, including without limitation the ability to make any necessary modifications to the Online Area, Merchant Offerings and/or Coupons within two (2) business days after Getko's request for such modification. Communication between Getko and Company with respect to any modifications shall be made or confirmed via confirmed electronic means.

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         (f) Company agrees to provide any necessary training and information to
Getko sales personnel to market the Online Product, including but not limited to training seminars, marketing packets and telephone support.

         (g) Company agrees to be solely responsible for the cost of converting Getko's administrative programs. The estimated cost for the administrative program conversion is $150,000.00. Company and Getko agree that the cost of converting Getko's Merchant database shall be shared equally between the parties. The estimated cost for the Merchant database conversion is $250,000.00. Getko and Company shall cooperate with the other to complete such conversions.

         Section 4. Getko Obligations. (a) Commencing on January 1, 2000 and during the remainder of the Term, Getko shall be responsible for marketing and promoting the advertising services available on the Online Area ("Online Product") to the Merchants. The Online Product shall be offered to Merchants as a package with the Offline Product. Merchants shall have the option of purchasing a package of both the Online Product and the Offline Product, or a Merchant may purchase either one of the Products individually. Merchants who purchase both Products shall be offered a discounted rate from the monthly fee charged for the Online Product individually. Getko shall be responsible for maintaining agreements with the Merchants for the purchase of the Online Product and the Offline Product and for collecting and processing payments for the Online Product and Offline Product. The fees charged to the Merchants for the Online Product (individually or as a package with the Offline Product) shall be determined by the mutual agreement of the parties. The parties agree to review these fees from time to time to determine whether to increase or decrease the fees, such review to include, without limitation, administrative costs and success rate of Online Products based upon Merchant feedback. The percentage discounts (including without limitation, multiple zip code representation, prepayment for a one (1) year agreement and multiple discount offerings) and terms and conditions of the Merchant agreements (except for the fee) shall be the same for the Online Product and the Offline Product. Getko acknowledges and agrees that the Online Product is not available and shall not be marketed, promoted or offered to local non-profit organizations or Getko's national accounts.

         (b) During the Term, Getko shall provide Company information to be used in developing the display and content of the Online Area including the name of each participating Merchant, complete postal address, telephone number, information relating to the Merchant Offering, Coupon layout and design and any other information as may be reasonably requested by Company to fulfill its obligations under this Agreement (the "Merchant Information"). Getko shall insert an acknowledgment provision in its Offline and Online Products' Merchant contracts that will authorize Getko and Company to use and display the Merchant's trademarks, logo and Merchant Information on the Online Area. The Merchant Information shall be provided to Company at the end of each Merchant file update period, but not less than three (3) times per month, via electronic means, if available, or through other means as agreed to by the parties. The format of such information and the particular time of transfer of the information shall be mutually agreed by the parties.

         (c) Company acknowledges that Getko currently maintains or will maintain by the date of implementation of the Online Product agreements with certain Merchants


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for the Offline Product. Company agrees that all existing Merchants in good standing shall be offered the opportunity to receive the Online Product. If a Merchant elects to receive the Online Product, the Merchant will be charged the appropriate fees commencing with the March 2000 billing cycle. Getko agrees to distribute marketing materials, prepared by Company, at Company's sole expense, promoting the Online Product to existing Merchants in either the November 1999 or December 1999 Merchant mailings conducted by Getko.

         (d) Getko shall use commercially reasonable efforts to promote Company and its services (including general descriptions of the various features offered by Company on the Internet Portal) to the Merchants and to encourage Merchants to list their Merchant Offerings and Coupons on the Online Area in connection with this Agreement. Such promotional efforts shall include, without limitation, inserting marketing materials for the Online Product to the extent there is excess inventory in mailers sent by Getko to the Merchants and/or in mailers sent by Getko to consumers as part of the Offline Product Package Insert Program, subject to Getko's standard size and weight limitations. Getko will cooperate, in good faith, with Company to assist Company in designing and developing marketing materials, literature and other forms of communications to be issued by Company to the Merchants, provided, however, that the content and frequency of all materials sent to or communications with the Merchants must be approved by Getko prior to any distribution, such approval not to be unreasonably withheld. Although such assistance will include information and recommendations from Getko, Getko will not be responsible to provide any financial assistance to Company pursuant to this subsection (d). Notwithstanding anything contained in this Agreement to the contrary, Company, an Affiliate or any third party shall not be permitted to market, advertise or solicit Merchants for any products and/or services other than the Online Product, and the list of Getko's Merchants shall remain the property of Getko and shall only be used by Company or its Affiliates to perform its obligations under this Agreement and for no other purpose.

         (e) Subject to Section 6, Getko shall be permitted to maintain an independent Web Site for the purpose of promoting its business, the business of the Merchants (provided that Merchant Offerings and Coupons will not appear on Getko's Web Site), non-profit or national accounts and internal administration. Nothing contained in this Agreement shall be construed to prohibit Getko from advertising offerings including issuance of coupons for any non-profit or national merchant accounts. Subject to Section 12, Getko shall place the trademarks, logos or other identifying marks of Company (the "Company Marks") on Getko's Web Site. Placement and identification of the Company Marks shall be at least as prominent as the placement and identification of any trademarks, logos or links of Cendant Corporation and/or any Affiliate where such companies are collectively displayed. Further, through a Company-identifying icon placed on the Getko Website, Getko may, at Getko's sole expense, insert a Link connecting the Merchant area on the Getko Web Site to the section(s) of the Internet Portal designated for the Online Area.

         (f) On or about the execution of this Agreement, Getko shall appoint a designated project representative who will serve as the primary point of contact with Company for the purpose of carrying out the day-to-day activities under this Agreement. The project representative shall be qualified and shall have the



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appropriate authority to approve requests made by Company in performing Getko's obligations under this Agreement.

         Section 5. Commissions/Fees. (a) Not later than five (5) business days after the end of each calendar month during the Term, Getko will submit a report to Company identifying all revenue (less any taxes, refunds or credits) generated from the sale of Online Products to Merchants ("Gross Revenue") during such month. Within ten (10) business days after the receipt of such report, Company shall invoice Getko for one hundred percent (100%) of the Gross Revenue generated during the previous month, less an amount equal to fifty percent (50%) of the Gross Revenue ("Getko Fee"), which amount shall be retained by Getko as reimbursement of Getko's administrative costs. The fees payable to Company with respect to Gross Revenue generated in each calendar month shall be paid not more than ninety (90) days after the end of such month.

         (b) The Getko Fee shall remain fixed for the first six (6) months of the Agreement. After the first six (6) month period and every three (3) months thereafter during the Term, Getko shall provide a report to Company indicating the percentage of Gross Revenue that is subject to bad debt and adjustments ("Bad Debt Percentage"). If the Bad Debt Percentage exceeds fifteen percent (15%), the Getko Fee shall be increased by one hundred (100) basis points for each full percent in excess of twelve percent (12%). If the Bad Debt Percentage is nine percent (9%) or less, the Getko Fee shall be reduced by one hundred
(100) basis points for each full percent less than twelve percent (12%). If the Bad Debt Percentage is greater than nine percent (9%) but less than fifteen percent (15%), the Getko Fee shall remain in effect and unchanged.

         Section 6. Exclusivity. (a) During the Term, Getko agrees that it shall not enter into any agreements to furnish the Merchant Offerings or Coupons to any third party provider or operator of an Internet portal other than Company nor shall it list the Merchant Offerings or include the Coupons on any internet Web Site operated by Getko, provided that nothing in this Section 6 shall limit or otherwise affect Getko's right to list the names, contact information and business description of the Merchants (as long as no information pertaining to the Merchant Offerings and/or Coupons is contained therein) or to include any information about non-profit or national accounts, including information pertaining to any offering and coupons to be downloaded, on Getko's Web Site.

         (b) In the event Getko develops a new product to be offered to its Merchants, Getko shall notify Company of the nature of the new product and the terms and conditions of the proposed offering, including pricing elements. The parties shall mutually determine, in good faith, whether including the new product on the Internet Portal is appropriate. If the parties are unable to agree or determine not to offer the new product through the Internet Portal, Getko shall have the right to offer the new product on its independent Web Site or through an agreement with a third party provider of internet services, and the offering of the new product shall not be deemed a violation of the exclusivity commitment in subsection (a) above. In the event during the Term Getko desires to provide information pertaining to the Merchants and Merchant Offerings to new homeowners via electronic means, Getko shall be required to follow the procedures set forth in this subsection (b).

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         Section 7. Indemnity/Limitation of Liability. (a) Company shall indemnify and hold harmless Getko and its Affiliates (including Cendant), officers, directors, employees, agents, successors and assigns from any claims, damages, liabilities, losses, government procedures and costs, including reasonable attorneys' fees and costs of suit, arising from any third party claims for (i) Company's or its employees' or agents' failure to comply with applicable laws and regulations, negligence or willful misconduct, or misrepresentation, or breach of any warranty, obligation or covenant of this Agreement and (ii) libel, slander or defamation or violation (or misappropriation) of intellectual property rights, privacy rights, publicity rights or similar rights arising from any content or advertising placed or displayed on the Company Web Site, Internet Portal or other approved Web Site only to the extent that such content or advertising is furnished by Company. In no event shall the indemnity obligation set forth in this subsection (a) apply to any information (including content) furnished to Company by Getko, provided Company has been authorized to use such information and has used such information in accordance with Getko's approval.

         (b) Getko shall indemnify and hold harmless Company and its Affiliates (including Cendant), officers, directors, employees, agents, successors and assigns from any claims, damages, liabilities, losses, government procedures and costs, including reasonable attorneys' fees and costs of suit, arising from third party claims for (i) Getko's or its employees' or agents' failure to comply with applicable laws and regulations, negligence or willful misconduct, misrepresentation or breach of any warranty, obligation or covenant of this Agreement and (ii) libel, slander or defamation or violation (or misappropriation) of intellectual property rights, privacy rights, publicity rights or similar rights arising from any content or advertising placed or displayed on the Company Web Site, Internet Portal or other approved Web Site only to the extent that such content or advertising is furnished by Getko. In no event shall the indemnity obligation set forth in this subsection (b) apply to or include the acts or omissions of any Merchant or apply to any information (including content) furnished to Getko by Company, provided Getko has been authorized to use such information and has used such information in accordance with Company's approval.

         (c) In the event that the indemnified party is required to respond to any claim, action, demand or proceeding, the indemnifying party will, upon reasonable notification, respond and defend the indemnified party against such claims and demands in any such actions or proceedings pursuant to its indemnity obligations under this Section 7. In the event that the indemnifying party fails to defend the indemnified party, the indemnifying party will reimburse the indemnified party for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the indemnified party.

         (d) Neither party shall be responsible to the other for any indirect, special or consequential damages (including lost profits or interruption of business) regardless of whether a party has been advised of the possibility of or could have foreseen such damages. Notwithstanding the foregoing, the limitation of liability provided under this subsection (d) shall not apply with respect to (i) third party claims and/or (ii) the willful misconduct or gross negligence of a party.

         (e) This Section and the rights, remedies, obligations and limitations of the parties under this Section shall survive termination or expiration of this Agreement.

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         Section 8. Books and Records; Audit. Getko shall use commercially reasonable efforts to keep accurate and complete records of the revenues generated by Getko in connection with this Agreement. All such records shall be available for inspection and audit by Company or its representatives on reasonable notice to Getko during normal business hours throughout the Term of this Agreement and for one (1) year thereafter. Notwithstanding the foregoing, Getko shall only be required to retain records for such period of time as required by law or as retained in standard accounting practices, but not less than three (3) years. Getko shall reasonably cooperate with Company in such inspection and audit. In the event any such inspection or audit establishes an underpayment of commissions, Getko shall, within five (5) business days of notification of such deficiency, (i) pay the amount of the deficit, or (ii) provide Company with written notification disputing the results of the audit. In the event such audit identifies an overpayment of commissions, such overpayment shall be a credit against future commissions to become due from Getko to Company, or if it is determined that future commissions will not become due, Company will remit payment in the amount of the overage within fifteen (15) days from such determination. In the event of a dispute over the result of any such audit, the amount so disputed shall be deposited by the party to be charged with an escrow agent acceptable to both parties and pursuant to an escrow agreement acceptable to both parties and such escrow agent shall retain the disputed amount until such time as the dispute is resolved. The parties agree any such dispute between the parties shall be the subject of a meeting between management representatives authorized to negotiate in good faith a mutually acceptable resolution of such dispute. In the event the parties are unable to resolve such dispute, each party shall be left to its remedies at law or in equity.

         Section 9. Acknowledgments. (a) Company acknowledges that the Merchant Offerings and Coupons are being offered by Merchants and not Getko, and that Getko shall not be responsible for the performance or failure to perform or the quality or level of performance of the Merchants with respect to the Merchant Offerings and Coupons.

         (b) Company acknowledges and agrees that although Getko will promote and recommend the Online Product to the Merchants, the Merchants will be making an independent buying decision which may or may not be affected by Getko's promotion of the Online Product. Getko cannot compel or guarantee any level of participation by the Merchants.

         (c) Company acknowledges and agrees that the Merchants may enter into and maintain agreements or arrangements with third parties which may include marketing agreements. In no event shall any such agreements or arrangements entered into by the Merchants be construed to be a violation of the terms of this Agreement, including any obligations or limitations of Getko hereunder.

         Section 10. Termination/Force Majeure. (a) When fully executed, this Agreement will constitute a binding obligation of both parties which may not be terminated by either party except that either party may terminate this Agreement (in whole or in part) (i) in the event of a material breach of the terms of this Agreement by the other party which is not cured during the period described below, or (ii) in the event Getko is no longer controlled by, controlling or under common control with Cendant Corporation, upon notice as defined below. In the event of a material breach


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as set forth above, the breaching party shall be given written notice of such breach and the opportunity to cure such breach within thirty (30) days of the date of such notice. In the event the breaching party fails to cure such breach within the applicable period stated above, the other party shall have the right to immediately terminate this Agreement upon written notice to the breaching party. In the event of a termination pursuant to item (ii) above, the terminating party shall provide written notice to the other party one (1) year prior to the effective date of such termination.

         (b) In no event shall either party be liable to the other party for any delay or failure to perform hereunder, which delay or failure to perform is due to causes beyond the reasonable control of said party, including, but not limited to, acts of God; acts of the public enemy; acts of the United States, or any state, territory or political division of the United States of America, or of the District of Columbia; acts of a judiciary or legislative body; fires; floods; epidemics; quarantine restrictions; strikes or any other labor disputes; and freight embargoes; provided, however, that the delay or failure to perform by a party shall not be caused by the negligent acts of the such party and that the non-performing party shall act with due diligence to mitigate any such delays in its failure to perform.

         Section 11. Representations. (a) Each party has full power and authority and has been duly authorized, to enter into and perform its obligations under this Agreement, all necessary approvals of any Board of Directors, shareholders, partners, co-tenants and lenders having been obtained. The execution, delivery and performance of this Agreement by each party will not violate, create a default under or breach of any charter, bylaws, agreement or other contract, license, permit, indebtedness, certificate, order, decree or security instrument to which such party or any of its principals is a party or is subject. Neither party is the subject of any current or pending dissolution, receivership, bankruptcy, reorganization, insolvency, or similar proceeding on the date this Agreement is executed by such party and was not within the three
(3) years proceeding such date. The persons signing this Agreement on behalf of each party are authorized to execute this Agreement for and on behalf of such party and have full authority to so bind such party.

         (b) Company and Getko will comply with all applicable local, state and federal laws and regulations in connection with the performance of their respective obligations under this Agreement.

         Section 12. Trademarks/Artwork. (a) Except as specifically provided in this Agreement, Company specifically acknowledges that this Agreement does not confer upon Company any interest in or right to use any trademark, service mark or other intellectual property right of Getko, the Merchants or their Affiliates (the "Getko Intellectual Property Rights") in connection with this Agreement unless Company receives the prior written consent of Getko. Company further agrees that upon termination or expiration of this Agreement, Company shall immediately cease and discontinue all use of the Getko Intellectual Property Rights. Further, if Company wishes to utilize the Getko Intellectual Property Rights in advertising or promotional materials, it must submit such materials to Getko for final approval before utilizing them. In no event may Company or any affiliated or associated person or entity utilize the Getko Intellectual Property Rights for any purpose other than in connection with this Agreement. Company agrees to comply with all requests of Getko with respect to

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the appearance and use of the Getko Intellectual Property Rights, including without limitation, any requests to change the form or style of the Getko Intellectual Property Rights and shall at all times consistently use the Getko Intellectual Property Rights so as to ensure that Getko's rights are adequately preserved. Getko reserves the right from time to time to require changes to the Getko Intellectual Property Rights upon thirty (30) days prior written notice to Company.

         (b) Except as specifically provided in this Agreement, Getko specifically acknowledges that this Agreement does not confer upon Getko any interest in or right to use any trademark, service mark or other intellectual property right of Company or its Affiliates (the "Company Intellectual Property Rights") in connection with this Agreement unless Getko receives the prior written consent of Company. Getko further agrees that upon termination or expiration of this Agreement, Getko shall immediately cease and discontinue all use of the Company Intellectual Property Rights. Further, if Getko wishes to utilize the Company Intellectual Property Rights in advertising or promotional materials, it must submit such materials to Company for final approval before utilizing them. In no event may Getko or any affiliated or associated person or entity utilize the Company Intellectual Property Rights for any purpose other than in connection this Agreement. Getko agrees to comply with all requests of Company with respect to the appearance and use of the Company Intellectual Property Rights, including without limitation, any request to change the form or style of the Company Intellectual Property Rights and shall at all times consistently use the Company Intellectual property Rights so as to ensure that Company's rights are adequately preserved. Company reserves the right from time to time to require changes to the Company Intellectual Property Rights upon thirty (30) days prior written notice to Getko.

         Section 13. Relationship of Parties. The relationship between Company and Getko is one of an independent contractor. Neither party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other or any other party for any purpose whatsoever. Company and Getko expressly acknowledge that the relationship intended by them is a business relationship based entirely on and circumscribed by the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

         Section 14. Assignments. This Agreement may not be assigned by either party without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party to an Affiliate or in connection with a merger, consolidation or a sale of substantially all of its assets. This Agreement and the covenants and agreements herein contained shall, subject to the provisions of this Section, inure to the benefit of and be binding on the parties hereto and their respective permitted successors and assigns.

         Section 15. Confidentiality. (a) Company acknowledges that any information conveyed to or obtained by Company regarding the Merchants, Getko and its business, plans and operations in connection with this Agreement is confidential and proprietary to Getko (the "Getko Confidential Information"). Company agrees that in no event shall Company disclose, transfer, copy, duplicate, or publish any Getko

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Confidential Information to any third party without the prior written consent of
Company, which consent may be withheld in Getko's sole discretion. Company further agrees that it shall not utilize any Getko Confidential Information for any purpose whatsoever other than for the purpose of performing its obligations under this Agreement. Company shall only make available the Getko Confidential Information to its employees on a need-to-know basis and shall advise such employees of the restriction set forth with respect to the use of such Getko Confidential Information. Company shall be responsible for the unauthorized disclosure of any Getko Confidential Information by its employees.

         (b) Getko acknowledges that any information conveyed to or obtained by Getko regarding Company, its business, plans and operations in connection with this Agreement is confidential and proprietary to Company (the "Company Confidential Information"). Getko agrees that in no event shall Getko disclose, transfer, copy, duplicate, or publish any Company Confidential Information to any third party without the prior written consent of Company, which consent may be withheld in Company's sole discretion. Getko further agrees that it shall not utilize any Company Confidential Information for any purpose whatsoever other than for the purpose of performing its obligations under this Agreement. Getko shall only make available the Company Confidential Information to its employees on a need-to-know basis and shall advise such employees of the restriction set forth with respect to the use of such Company Confidential Information. Getko shall be responsible for the unauthorized disclosure of any Company Confidential Information by its employees.

         (c) The non-disclosure restrictions set forth in this Section 15 shall not apply to information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party; (ii) was within the receiving party's possession prior to its being furnished by the originating party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement or non-disclosure restrictions with respect to such information; or (iii) becomes available to the receiving party on a nonconfidential basis from a source other than the originating party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement or non-disclosure restrictions with respect to such information. With respect to disclosures of the Getko Confidential Information or Company Confidential Information as may be required by law or court order, such disclosures shall be permitted without the consent of the originating party provided that the disclosing party furnishes the originating party prior written notification (as soon as practicably possible after the request for disclosure is made). Upon the termination of this Agreement or upon the earlier written request by the originating party, the receiving party shall return the Getko Confidential Information and Company Confidential Information (as the case may be) to the originating party including any copies relating thereto on whatever media (or alternatively destroy such information if so instructed by the originating party).

         (d) The parties acknowledge that Getko Confidential Information and Company Confidential Information, respectively, is a valuable asset of the originating party, the disclosure of which would cause the originating party irreparable harm for which there is no adequate remedy at law. Accordingly, in the event of a breach or alleged breach of this Section 15, the originating party or parties shall be allowed injunctive relief and any other equitable remedies in addition to remedies afforded by law. The obligations of each party pursuant to this Section 15 shall survive the termination or expiration of this Agreement.

         Section 16. Partial Invalidity. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion of this Agreement.

         Section 17. No Waiver. No failure or delay in requiring strict compliance with any obligation of this Agreement (or in the exercise of any right or remedy provided herein) and no custom or practice at variance with the requirements hereof shall constitute a waiver or modification of any such obligation, requirement, right or remedy or preclude exercise of any such right or remedy or the right to require strict compliance with any obligation set forth herein. No waiver of any particular default or any right or remedy with respect to such default shall preclude, affect or impair enforcement of any right or remedy provided herein with respect to any subsequent default. No approval or consent of either party shall be effective unless in writing and signed by an authorized representative of such party, and such party's consent or approval may be withheld for so long as the other party is in default of any of its obligations under this Agreement.

         Section 18. Notices. Notices will be effective hereunder when and only when they are reduced to writing and delivered, by next day delivery service, with proof of delivery, or mailed by certified or registered mail, return receipt requested, or via confirmed facsimile or electronic mail, to the appropriate party at its address stated below or to such person and at such address as may be designated by notice hereunder. Notices shall be deemed given on the date delivered or date of attempted delivery, if service is refused.

         Company:                              Getko:
         --------                              ------
         CompleteHome.com, Inc.                Getko Group, Inc.
         200 Vallejo Street                    115 South Service Street
         San Francisco, California 94111       Westbury, NY 11590
         Attn: President                       Attn: President

         Section 19. Publicity. Each party shall (a) submit to the other party all advertising, written sales promotions, press releases, and other publicity matters relating to this Agreement in which the other party's name or mark is mentioned or which contains language from which a relationship with the other party may be inferred or implied and (b) not publish or use such advertising, sales promotions, press releases or publicity matters without the other party's consent.

         Section 20. Miscellaneous. The remedies provided in this Agreement are not exclusive. This Agreement will be construed in accordance with the laws of the State of New York, except for New York's conflict of laws principles. The parties consent to District Court for the Southern District of New York and further waive objection to venue in any such court. This Agreement is exclusively for the benefit of the parties hereto and may not give rise to liability to a third party. No agreement between Company or Getko and anyone else is for the benefit of the other party hereto. Neither party will interfere with contractual relations of the other. The section headings in this Agreement are for convenience of reference only and will not affect its interpretation.

         This Agreement, together with all instruments, exhibits, attachments and schedules hereto, constitutes the entire agreement (superseding all prior agreements and understanding, oral or written) of the parties hereto with respect to the subject matter hereof and shall not be modified or amended in any respect unless in writing executed by all such parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.


COMPLETEHOME.COM, INC.                      GETKO GROUP, INC.


By:  /S/  Jed Katz                          By:  /S/  Joel Zychick
------------------------------                 --------------------------
Name:  Jed Katz                             Name: Joel Zychick
     -------------------------                   ------------------------
Title:  COO                                 Title:  President
      ------------------------                    -----------------------